Exhibit 99.1

Pacific Biosciences Signs Definitive Agreement to Acquire Omniome

•	Combination aims to transform the genomics landscape and deliver a differentiated product offering into high growth clinical markets

•	Brings together Omniome’s high accuracy short-read sequencing platform, with PacBio’s market leading, high accuracy long-read solutions

•	Transaction supported by concurrent $300 million PIPE financing from premier life science investors

MENLO PARK, Calif. and SAN DIEGO, Calif, July 20, 2021 (GLOBE NEWSWIRE) — Pacific Biosciences of California, Inc. (Nasdaq: PACB) (“Pacific Biosciences” or “PacBio”), a leading provider of high-quality, long-read sequencing platforms, announced today that it has signed a definitive merger agreement under which it will acquire Omniome, a San Diego-based company developing a highly differentiated, proprietary short-read sequencing platform capable of delivering high accuracy. When the merger closes, we believe PacBio will be uniquely positioned as the only company with both highly accurate long-read and short-read sequencing platforms. The integration of these complementary technologies will enable PacBio to dramatically expand its market opportunity for sequencing in novel ways, providing more value to customers across the broadest spectrum of applications.

“The acquisition of Omniome is completely aligned with PacBio’s mission of enabling the promise of genomics to better human health. Adding Omniome’s short-read sequencing technology to our long-read portfolio will not only enable us to expand our total market opportunity, but we believe will also further accelerate the adoption of SMRT Sequencing as we expect to reach more customers with a deeper product offering,” said Christian Henry, President and CEO of PacBio. “We chose Omniome because of its novel approach which we believe could result in the most accurate short read sequencing platform to penetrate large, fast growing clinical application areas in oncology, transcriptomics, metagenomics and non-invasive prenatal testing (NIPT).”

“The team at Omniome has spent several years developing a new and differentiated sequencing chemistry, Sequencing by Binding (SBB). We developed this chemistry because clinical applications require a level of accuracy that is difficult to achieve with current sequencing technologies. SBB has fundamental advantages over other technologies and the potential to deliver higher sensitivity at a lower cost to unlock new markets,” said Richard Shen, President at Omniome. “PacBio has assembled a strong leadership team with vision and deep experience in next generation sequencing and genomics. We look forward to joining this team and recognizing the tremendous synergies between our respective research and development organizations to accelerate the value of genomics through our combined technology.”

“By bringing together the impressive R&D talent from Omniome and PacBio, as well as our scaled manufacturing and commercial infrastructure, we now have a unified team operating on the same principle: that status quo is simply not good enough when it comes to the future of genomics,” said Mark Van Oene, Chief Operating Officer at PacBio. “Scientists and clinical researchers rely on accurate short reads and accurate long reads to conduct their science and answer their specific questions. PacBio is committed to delivering the most advanced combination of sequencing solutions to enable the complete genomics landscape.”

Transaction Terms

Under the terms of the agreement, PacBio will acquire Omniome for upfront consideration of approximately $600 million consisting of 9.4 million shares of PacBio common stock and $300 million in cash, plus an additional $200 million in cash and stock payable in connection with the achievement of certain milestones, for an overall transaction valued at approximately $800 million. The transaction, which has been unanimously approved by the Boards of Directors of both companies, is expected to close later this quarter, subject to customary closing conditions and regulatory approvals.

Financing Activities

In connection with the proposed acquisition, PacBio has entered into a definitive agreement to sell approximately 11.2 million shares of PacBio common stock in a private placement transaction at a price of $26.75 per share, for aggregate gross proceeds to the Company of approximately $300 million, with commitments from a premier syndicate of life sciences investors. The private placement is being supported by key existing investors in PacBio, including Casdin Capital, SB Northstar LP, a fund managed by SB Management Limited, a 100% subsidiary of SoftBank Group Corp., and funds and accounts advised by T. Rowe Price Associates, Inc. The closing is subject to customary closing conditions, as well as the closing of the Omniome acquisition.

Advisors

Centerview Partners served as financial advisor to PacBio in connection with the acquisition. Cowen served as the exclusive placement agent to PacBio. Jefferies LLC acted as exclusive financial advisor to Omniome. Wilson Sonsini Goodrich and Rosati served as counsel for PacBio, and Cooley LLP served as counsel for Omniome.

Preliminary Second Quarter Revenue

PacBio also announced preliminary revenue of approximately $30.5 million for the second quarter of 2021, representing growth of approximately 78% compared to the second quarter of 2020 and the fifth consecutive quarter of growth. The Company’s full fiscal results for the second quarter are not yet available and may differ materially from the preliminary estimate above, which is not a comprehensive statement of the Company’s financial results and is not necessarily indicative of the results to be expected for any future period. The Company is expected to release its full financial results for the second quarter on August 3, 2021.

Webcast

Management will host a conference call and webcast today at 5:30 a.m. PT / 8:30 a.m. ET to discuss the transaction. Investors may listen to the call by dialing 1.888.366.7247, or if outside the U.S., by dialing +1.707.287.9330, using Conference ID # 4188843. The live webcast of the call and slide deck may be accessed by visiting the investors section of the company’s website at https://investor.pacificbiosciences.com/. A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the company’s website. For more information, please visit www.pacb.com/omniome.

About Pacific Biosciences Pacific Biosciences of California, Inc. (NASDAQ: PACB) is empowering life scientists with highly accurate long-read sequencing. The company’s innovative instruments are based on Single Molecule, Real-Time (SMRT®) Sequencing technology, which delivers a comprehensive view of genomes, transcriptomes, and epigenomes, enabling access to the full spectrum of genetic variation in any organism. Cited in thousands of peer-reviewed publications, PacBio® sequencing systems are in use by scientists around the world to drive discovery in human biomedical research, plant and animal sciences, and microbiology. For more information, please visit www.pacb.com and follow @PacBio.

About Omniome

Based in San Diego and founded in 2013, Omniome is a biotechnology company developing a proprietary DNA sequencing platform capable of delivering high sequencing accuracy. Backed by leading life sciences venture investors and a proven management team, Omniome’s vision is to be the most trusted DNA sequencing platform and broadly support clinical sequencing.

PacBio products are provided for Research Use Only. Not for use in diagnostic procedures.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale is unlawful.

The shares of common stock to be issued in the acquisition and the private placement have not been registered under the Securities Act, or the securities laws of any other jurisdiction. Unless they are registered, the shares may be offered only in transactions that are exempt from registration under the Securities Act and applicable state securities laws. The shares are being offered and sold only to persons reasonably believed to be qualified institutional buyers or accredited investors.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to statements regarding the private placement; the expected use of proceeds; our preliminary financial results for the second quarter of 2021; our future results of operations and financial position, including our expectations regarding demand for our products and solutions and our future revenue; financial targets; business strategy; plans and objectives for expansion and future operations; our assessments of our competitive advantages and the strength of our solutions and products; the effectiveness of our go-to-market and growth strategies, including the positioning of our solutions and products and the penetration of large, fast-growing clinical areas; the adoption of SMRT Sequencing; the fundamental advantages of SBB over other technologies, including the potential to deliver higher sensitivity at a lower cost to unlock new markets; expectations regarding timing of new product releases, including for mid- and high-throughput short read products; the potential ability of combined product portfolio to address diverse set of applications and methods; assessments of new and existing customers’ reasons for selecting our solutions and products; potential synergies of having short and long read products, and anticipated benefits from our strategic partnerships and the acquisition of Omniome; new enhancements to our existing products and services or plans for future products, including short-read sequencing products; the expected performance or benefits of our offerings, including the ability of Omniome technology to achieve significant increases in accuracy and the importance of such accuracy in certain markets, including oncology and clinical markets; our customer base; estimates of our potential addressable market and growth opportunities and our ability to address those opportunities; our expectations regarding revenue mix, our ability to grow our business, the drivers of growth and the benefits of our investments; the terms of the potential acquisition of Omniome; and the receipt of requisite regulatory approvals and the closing of the Omniome acquisition and the private placement. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this press release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in the Company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Forms 8-K, 10-K, and 10-Q. The Company disclaims any obligation to update or revise any forward-looking statements.

Contacts

Investors:

Todd Friedman

+1 (650) 521-8450

ir@pacificbiosciences.com

Media:

Jen Carroll

+1 (858) 449-8082

pr@pacificbiosciences.com